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As filed with the Securities and Exchange Commission on September 15, 2011.

Registration No. 333-176722

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Franco-Nevada Corporation
(Exact name of Registrant as specified in its charter)

Canada	1040	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

Exchange Tower, 130 King Street West, Suite 740, P.O. Box 467, Toronto, Ontario M5X 1E4, (416) 306-6300
(Address and telephone number of Registrant's principal executive offices)

Corporation Service Company
1180 Avenue of the Americas, Suite 210
New York, New York 10036-8401
(866) 403-5272
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Jacqueline A. Jones Franco-Nevada Corporation Exchange Tower 130 King Street West Suite 740, P.O. Box 467 Toronto, ON M5X 1E4 Canada (416) 306-6300	Tina M. Woodside Gowling Lafleur Henderson LLP 1 First Canadian Place Suite 1600 Toronto, ON M5X 1G5 Canada (416) 862-7525	Christopher J. Barry Kimberley Anderson Dorsey & Whitney LLP Columbia Center 701 Fifth Avenue Suite 6100 Seattle, WA 98104-7043 (206) 903-8800	Adam M. Givertz Paul, Weiss, Rifkind, Wharton & Garrison LLP Toronto-Dominion Centre 77 King Street West Suite 3100 Toronto, ON M5K 1J3 Canada (416) 504-0520

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.

Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.
[   ] upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.
[X] at some future date (check the appropriate box below)

1.
[   ] pursuant to Rule 467(b) on (                        ) at (                        ) (designate a time not sooner than 7 calendar days after filing).

2.
[   ] pursuant to Rule 467(b) on (                        ) at (                        ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (                        ).

3.
[X] pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.
[   ] after the filing of the next amendment to this Form (if preliminary material is being filed).

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. [X]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the United States Securities Act of 1933, as amended (the "Act") or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

 PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

PROSPECTUS	September 15, 2011

FRANCO-NEVADA CORPORATION

Common Shares

Preferred Shares

Debt Securities

Warrants

Subscription Receipts

C$1,000,000,000

Franco-Nevada Corporation (the "Corporation" or "Franco-Nevada") may offer and issue from time to time common shares of the Corporation ("Common Shares"), preferred shares of the Corporation ("Preferred Shares"), debt securities ("Debt Securities"), warrants to purchase Common Shares, Preferred Shares or Debt Securities ("Warrants"), or subscription receipts ("Subscription Receipts") (all of the foregoing collectively, the "Securities") or any combination thereof for up to an aggregate initial offering price of C$1,000,000,000 (or the equivalent thereof in other currencies) during the 25-month period that this short form base shelf prospectus (the "Prospectus"), including any amendments hereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (a "Prospectus Supplement"). In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Corporation or a subsidiary of the Corporation. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Common Shares, the number of Common Shares offered, the offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares being offered, (ii) in the case of Preferred Shares, the number of Preferred Shares offered, the designation of a particular class or series, if applicable, the offering price, whether the Preferred Shares are being offered for cash, the dividend rate, if any, any terms for redemption or retraction, any conversion rights, and any other terms specific to the Preferred Shares being offered, (iii) in the case of Debt Securities, the specific designation, the aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, the interest provisions, the authorized denominations, the offering price, whether the Debt Securities are being offered for cash, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion rights attached to the Debt Securities, whether the debt is senior or subordinated to the Corporation's other liabilities and obligations, whether the Debt Securities will be secured by any of the Corporation's assets or guaranteed by any other person and any other terms specific to the Debt Securities being offered, (iv) in the case of Warrants, the offering price, whether the Warrants are being offered for cash, the designation, the number and the terms of the Common Shares, Preferred Shares or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise and any other terms specific to the Warrants being offered, and (v) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the procedures for the exchange of the Subscription Receipts for Common Shares, Preferred Shares, Debt Securities or Warrants, as the case may be, and any other terms specific to the Subscription Receipts being offered. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

All shelf information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each

Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. The Corporation may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds to the Corporation and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

The outstanding Common Shares and certain warrants are listed on the Toronto Stock Exchange (the "TSX") under the symbols "FNV" and "FNV.WT", "FNV.WT.A" and "FNV.WT.B", respectively. The Common Shares are also listed on the New York Stock Exchange under the symbol "FNV". Unless otherwise specified in the applicable Prospectus Supplement, no Securities, other than Common Shares, will be listed on any securities exchange.

Franco-Nevada's registered office and head office is located at Suite 740, 130 King Street West, Toronto, Ontario M5X 1E4.

This offering is made by a Canadian issuer that is permitted, under the multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Purchasers of the Securities should be aware that such requirements are different from those of the United States. Financial statements incorporated herein by reference have been prepared either in accordance with Canadian generally accepted accounting principles for public entities ("Canadian GAAP") or International Financial Reporting Standards ("IFRS"), in each case that were applicable as at the date of the financial statements, and may be subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies. Certain financial statements prepared in accordance with Canadian GAAP have been reconciled to United States generally accepted accounting principles ("US GAAP") which reconciliations are incorporated herein by reference. Financial statements which will be deemed incorporated by reference herein in the future, or which may form part of a Prospectus Supplement in the future, will be prepared in accordance with IFRS.

Purchasers of the Securities should be aware that the acquisition of the Securities may have tax consequences both in the United States and in Canada. Such consequences for purchasers who are resident in, or citizens of, the United States or who are resident in Canada may not be described fully herein or in any applicable Prospectus Supplement. Purchasers of the Securities should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of Canada, that most of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in the registration statement are residents of a foreign country, and that a substantial portion of the assets of the Corporation and said persons are located outside the United States.

Neither the U.S. Securities and Exchange Commission (the "SEC") nor any state or Canadian securities regulator has approved or disapproved the Securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Investing in the Securities involves certain risks. Prospective purchasers of the Securities should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus.

i

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

        This Prospectus contains certain information that may constitute "forward-looking information" and "forward-looking statements" within the meaning of applicable Canadian securities laws and the United States Private Securities Litigation Reform Act of 1995, respectively. Forward-looking statements may include, but are not limited to, statements with respect to future events or future performance, management's expectations regarding Franco-Nevada's growth, results of operations, estimated future revenues, requirements for additional capital, future demand for and prices of commodities, expected mining sequences, business prospects and opportunities. Such forward-looking statements reflect management's current beliefs and are based on information currently available to management. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "predicts", "projects", "intends", "targets", "aims", "anticipates" or "believes" or variations (including negative variations) of such words and phrases or may be identified by statements to the effect that certain actions "may", "could", "should", "would", "might" or "will" be taken, occur or be achieved. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Franco-Nevada to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. A number of factors could cause actual events or results to differ materially from any forward-looking statement, including, without limitation: fluctuations in the prices of the primary commodities that drive Franco-Nevada's royalty and stream revenue (gold, platinum group metals, copper, nickel, uranium, silver and oil and gas); fluctuations in the value of the Canadian and Australian dollar, Mexican peso and any other currency in which Franco-Nevada generates revenue, relative to the U.S. dollar; changes in national and local government legislation, including permitting regimes and taxation policies; regulations and political or economic developments in any of the countries where properties in which Franco-Nevada holds a royalty, stream or other interest are located; influence of macro-economic developments; business opportunities that become available to, or are pursued by Franco-Nevada; reduced access to debt and equity capital; litigation; title disputes related to Franco-Nevada's interests or any of the properties in which Franco-Nevada holds a royalty, stream or other interest; excessive cost escalation as well as development, permitting, infrastructure, operating or technical difficulties on any of the properties in which Franco-Nevada holds a royalty, stream or other interest; rate and timing of production differences from resource estimates; risks and hazards associated with the business of development and mining on any of the properties in which Franco-Nevada holds interests, including, but not limited to unusual or unexpected geological and metallurgical conditions, slope failures or cave-ins, flooding and other natural disasters or civil unrest; and the integration of acquired assets. The forward-looking statements contained in this Prospectus are based upon assumptions management believes to be reasonable, including, without limitation: the ongoing operation of the properties in which Franco-Nevada holds a royalty, stream or other interest by the owners or operators of such properties in a manner consistent with past practice; the accuracy of public statements and disclosures made by the owners or operators of such underlying properties; no material adverse change in the market price of the commodities that underlie the asset portfolio; no adverse development in respect of any significant property in which Franco-Nevada holds a royalty, stream or other interest; the accuracy of publicly disclosed expectations for the development of underlying properties that are not yet in production; integration of acquired assets; and the absence of any other factors that could cause actions, events or results to differ from those anticipated, estimated or intended. However, there can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance. Franco-Nevada cannot assure investors that actual results will be consistent with these forward-looking statements. Accordingly, investors should not place undue reliance on forward-looking statements due to the inherent uncertainty therein. For additional information with respect to risks, uncertainties and assumptions, please refer to the "Risk Factors" section of this Prospectus, as well as any risk factors disclosed in the documents incorporated by reference. The forward-looking statements herein are made as of the date of this Prospectus only and Franco-Nevada does not assume any obligation to update or revise them to reflect new information, estimates or opinions, future events or results or otherwise, except as required by applicable law.

TECHNICAL AND THIRD PARTY INFORMATION

        Except where otherwise stated, the disclosure in this Prospectus, including the documents incorporated by reference, relating to properties and operations on the properties on which the Corporation holds royalty or stream interests, including, without limitation, the disclosure included under the sections entitled "Franco-Nevada's Assets", "Technical Reports" and "Reserves Data and Other Oil and Gas Information" in the Corporation's annual information form dated March 24, 2011, is based solely on information publicly disclosed by the owners or operators of these properties and information and data available in the public domain, and none of this information has been independently verified by the Corporation. Specifically, as a royalty or stream holder, the Corporation has limited, if any, access to projects or properties included in its royalty and stream portfolio. The Corporation is dependent on publicly available information to prepare required disclosure pertaining to properties and operations on the properties on which the Corporation holds royalty or stream interests and generally has no ability to independently verify such information. Although the Corporation does not have any knowledge that such information may not be accurate, there can be no assurance that such third party information is complete or accurate. Some information publicly reported by operators may relate to a larger property than the area covered by the Corporation's royalty or stream interest. The Corporation's royalty or stream interests often cover less than 100% and sometimes only a portion of the publicly reported reserves, resources and production on a property.

        The disclosure in the documents incorporated by reference herein of a scientific or technical nature for the Goldstrike complex is based on a technical report titled "Franco-Nevada Corporation NI 43-101 Technical Report Goldstrike Properties Royalty, Elko, NV" (the "Goldstrike Report") dated March 24, 2011 prepared by SRK Consulting (U.S.), Inc. ("SRK") in accordance with National Instrument 43-101—Standards of Disclosure for Mineral Projects ("NI 43-101") (as was in force at such time) and information publicly disclosed by Barrick Gold Corporation ("Barrick") as at March 24, 2011. The Goldstrike Report has been filed on the System for Electronic Document Analysis and Retrieval ("SEDAR") under Franco-Nevada's profile at www.sedar.com. Franco-Nevada relied on an exemption from completing certain items under Form 43-101F1, available under Part 9 of NI 43-101, in the Goldstrike Report, as Franco-Nevada requested but did not receive access to the necessary data from Barrick and was not able to obtain the necessary information from the public domain. This exemption arises pursuant to Section 9.2 of NI 43-101 and exempts Franco-Nevada and SRK from the requirement to perform onsite visits to the Goldstrike complex, and from the obligation to complete those items under Form 43-101F1 that require data verification, inspection of documents or personal inspection of the properties.

        The disclosure in the documents incorporated by reference herein of a scientific or technical nature for the Palmarejo project is based on a technical report titled "Palmarejo Project SW Chihuahua State, Mexico Technical Report" (the "Coeur Palmarejo Report") dated January 1, 2011 prepared by Coeur d'Alene Mines Corporation ("Coeur"), the owner of the Palmarejo project, for Franco-Nevada in accordance with NI 43-101. The Coeur Palmarejo Report has been filed on SEDAR under Franco-Nevada's profile at www.sedar.com.

        The disclosure in the documents incorporated by reference herein for the reserve assessment and evaluation in respect of the producing oil and gas assets in British Columbia, Alberta, Saskatchewan and Manitoba in which the Corporation has interests was prepared by GLJ Petroleum Consultants Ltd., dated March 3, 2011, with an effective date of December 31, 2010, in accordance with National Instrument 51-101—Standards of Disclosure for Oil and Gas Activities ("NI 51-101").

AVAILABLE INFORMATION

        The Corporation files reports and other information with the securities commissions and similar regulatory authorities in each of the provinces and territories of Canada. These reports and information are available to the public free of charge on SEDAR at www.sedar.com.

        The Corporation has filed with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included in this Prospectus or incorporated herein by reference about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance investors should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

        The Corporation is subject to the information requirements of the U.S. Securities Exchange Act of 1934 (the "U.S. Exchange Act") and applicable Canadian securities legislation and, in accordance therewith, files reports and other information with the SEC and with the securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the United States and Canada, documents and other information that the Corporation files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Corporation is not required to publish financial statements as promptly as U.S. companies.

        Investors may read any document that the Corporation has filed with the SEC at the SEC's public reference room in Washington, D.C. Investors may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. Investors should call the SEC at 1-800- SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. Investors may read and download some of the documents the Corporation has filed with the SEC's Electronic Data Gathering and Retrieval system at www.sec.gov.

        Readers should rely only on information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide the reader with different information. The Corporation is not making an offer of the Securities in any jurisdiction where the offer is not permitted. Readers should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus and the documents incorporated herein by reference are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Corporation may have changed since those dates.

 CAUTIONARY NOTE REGARDING MINERAL AND
OIL AND GAS RESERVE AND RESOURCE ESTIMATES

        This Prospectus has been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws. Unless otherwise indicated, all mineral resource and reserve estimates included in this Prospectus or any Prospectus Supplement have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining and Metallurgy Classification System. NI 43-101 is a rule developed by the Canadian securities regulatory authorities which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. NI 43-101 permits a historical estimate made prior to the adoption of NI 43-101 that does not comply with NI 43-101 to be disclosed using the historical terminology if the disclosure: (a) identifies the source and date of the historical estimate; (b) comments on the relevance and reliability of the historical estimate; (c) states whether the historical estimate uses categories other than those prescribed by NI 43-101; and (d) includes any more recent estimates or data available.

        Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and resource information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserves". Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. U.S. investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource" will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource" exists or is economically or legally mineable. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves" are also not the same as those of the SEC, and reserves reported by the Corporation in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with United States standards.

        Similarly, the requirements of NI 51-101 for disclosure of oil and gas activities differ significantly from those of the SEC, and disclosure concerning the oil and gas properties in which the Corporation has interests may not be comparable with information made public by companies that report in accordance with United States standards.

FINANCIAL INFORMATION

        The financial statements of the Corporation incorporated herein by reference and in any Prospectus Supplement are reported in United States dollars. The audited consolidated financial statements of the Corporation for the financial year ended December 31, 2010 have been prepared in accordance with Canadian GAAP and reconciled to US GAAP. The interim unaudited consolidated financial statements of the Corporation for the period ended June 30, 2011 have been prepared in accordance with IFRS. Financial statements which will be deemed incorporated by reference herein in the future, or which may form part of a Prospectus Supplement in the future, will be prepared in accordance with IFRS.

 EXCHANGE RATE INFORMATION

        The following table sets out the high and low rates of exchange for one U.S. dollar expressed in Canadian dollars in effect at the end of each of the following periods; the average rate of exchange for those periods; and the rate of exchange in effect at the end of each of those periods, each based on the noon rate published by the Bank of Canada.

	Six months ended June 30, 2011		Years ended December 31,
			2010		2009		2008
High	C$	1.0022	C$	1.0778	C$	1.3000	C$	1.2969
Low	C$	0.9486	C$	0.9946	C$	1.0292	C$	0.9719
Average for the Period	C$	0.9769	C$	1.0299	C$	1.1420	C$	1.0660
End of Period	C$	0.9643	C$	0.9946	C$	1.0466	C$	1.2246

        On September 14, 2011, the noon rate for Canadian dollars in terms of the United States dollar, as published by the Bank of Canada, was US$1.00=C$0.9913 or C$1.00=US$1.0088.

COMMODITY PRICE INFORMATION

        The following table sets out the average spot commodity prices of gold, platinum, palladium, oil and gas for the years 2008, 2009 and 2010 and for the first eight months of 2011.

	Gold/oz		Platinum/oz		Palladium/oz		Oil/C$ bbl		Gas/C$mcf
	(London PM Fix)		(London PM Fix)		(London PM Fix)		(Edmonton Light)		(AECO-C)
Average for 2008	US$	872	US$	1,574	US$	352	US$	103	US$	7.74
Average for 2009	US$	972	US$	1,203	US$	263	US$	66	US$	3.79
Average for 2010	US$	1,225	US$	1,609	US$	526	US$	78	US$	3.81
Average for 2011 (to August 31)	US$	1,502	US$	1,786	US$	775	US$	95	US$	3.59

 THE CORPORATION

        Franco-Nevada is a gold-focused royalty and stream company with additional interests in platinum group metals and other resource assets. Franco-Nevada is the leading gold royalty and stream company by both gold revenues and number of gold assets.

        The majority of revenues are generated from a diversified portfolio of properties in the United States, Canada and Mexico. The portfolio includes over 300 royalties and streams covering properties at various stages from production to early stage exploration. Royalties and streams are mostly revenue or production based. The portfolio also includes profit-based royalties and other forms of periodic future payments. Streams differ from royalties and are generally contracts for the forward purchase of a portion of future gold production from a mining property.

        Franco-Nevada's assets are mostly mineral and oil and gas royalties or streams but also include some working and equity interests, undeveloped properties, options to acquire royalties and streams and other assets. The mineral royalties and streams are further characterized by commodity as being in the gold, platinum group metals or base metals categories and these in turn are further subdivided by their project status as being either producing, advanced or exploration assets. A majority of the mineral royalties and streams are characterized as being gold and the majority of revenues are from gold assets including the Goldstrike complex in Nevada operated by Barrick, the Palmarejo gold and silver mine in Chihuahua, Mexico operated by Coeur and the Gold Quarry mine in Nevada operated by Newmont Mining Corporation. The Corporation's acquisition of Gold Wheaton Gold Corp. ("Gold Wheaton") resulted in the addition of streams from gold producing assets including the underground gold and uranium mine operated by Western Areas NL on the West Rand in South Africa and the gold and uranium tailings treatment operations located in South Africa, operated by First Uranium Corporation.

        In addition to gold, the Corporation generates revenues from royalties on platinum group metals producing properties, including the Stillwater mine in Montana operated by Stillwater Mining Company.

        The acquisition of Gold Wheaton resulted in the addition of streams from operations in the Sudbury basin including the Levack (Morrison deposit), the Podolsky mine and the McCreedy West mines, operated by Quadra FNX Mining Ltd. which generate both platinum group metals and gold revenue streams.

        The oil and gas properties in which the Corporation has interests are located primarily in the Western Canadian sedimentary basin with a larger amount of revenue generated from conventional oil than from natural gas properties in 2010. The oil and gas assets also include mineral rights to approximately 100,000 gross acres of unproved land in Canada primarily related to oil and natural gas rights as well as working interests in Arctic gas resources.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Legal Officer & Corporate Secretary of the Corporation at Suite 740, 130 King Street West, Toronto, Ontario M5X 1E4, telephone (416) 306-6300. For the purposes of the Province of Québec, this Prospectus contains information to be completed by consulting the permanent information record. A copy of the permanent information record may be obtained from the Chief Legal Officer & Corporate Secretary of the Corporation at the above mentioned address and telephone number. These documents are also available through the Internet on SEDAR, which can be accessed online at www.sedar.com.

        The following documents, filed by the Corporation with the various securities commissions or similar authorities in the provinces and territories of Canada and the SEC, are specifically incorporated by reference into and form an integral part of this Prospectus:

  (a)
  the annual information form of the Corporation dated March 24, 2011 for the financial year ended December 31, 2010;

  (b)
  the audited consolidated financial statements of the Corporation, the notes thereto and the independent auditor's report thereon for the financial year ended December 31, 2010, together with the management's discussion and analysis for such financial statements;

  (c)
  the audited reconciliation from Canadian GAAP to US GAAP of the audited consolidated financial statements of the Corporation for the periods ended December 31, 2010, 2009 and 2008, together with the independent auditor's report thereon;

  (d)
  the unaudited interim consolidated financial statements of the Corporation and the notes thereto for the period ended June 30, 2011, together with the management's discussion and analysis for such financial statements;

  (e)
  the material change report of the Corporation dated January 11, 2011 in connection with the execution of the definitive agreement to acquire Gold Wheaton by way of a court approved plan of arrangement;

  (f)
  the material change report of the Corporation dated March 18, 2011 in connection with the completion of the acquisition of Gold Wheaton by way of a court approved plan of arrangement;

  (g)
  the business acquisition report (the "Business Acquisition Report") of the Corporation dated March 22, 2011 in connection with the acquisition of Gold Wheaton by way of a court approved plan of arrangement;

  (h)
  the audited reconciliation from Canadian GAAP to US GAAP of the audited consolidated financial statements of Gold Wheaton included in the Business Acquisition Report for the years ended December 31, 2009 and 2008, together with the independent auditor's report thereon;

  (i)
  the reconciliation from Canadian GAAP to US GAAP of the unaudited interim consolidated financial statements of Gold Wheaton included in the Business Acquisition Report for the nine months ended September 30, 2010 and 2009;

  (j)
  the reconciliation from Canadian GAAP to US GAAP of the pro forma consolidated financial information included in the Business Acquisition Report for the nine months ended September 30, 2010 and the year ended December 31, 2009; and

  (k)
  the management information circular of the Corporation dated April 1, 2011 for the annual and special meeting of shareholders held on May 18, 2011.

        Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101—Short Form Prospectus Distributions filed by the Corporation with the securities commissions or similar regulatory authorities in Canada and the United States after the date of this Prospectus and all Prospectus Supplements, disclosing additional or updated information filed pursuant to the requirements of applicable securities legislation in Canada and the United States and during the period that this Prospectus is effective, shall be deemed to be incorporated by reference in this Prospectus. In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part. In addition, the Corporation may incorporate by reference as an exhibit to the registration statement of which the Prospectus forms a part or into the Prospectus which forms a part of the registration statement, information from documents that the Corporation files with or furnishes to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Corporation and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

        Upon a new annual information form and related annual consolidated financial statements being filed by the Corporation with the applicable securities regulatory authorities during the duration that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements, and in each case the accompanying management's discussion and analysis, information circulars (to the extent the disclosure is inconsistent) and material change reports filed prior to the commencement of the financial year of the Corporation in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the duration that this Prospectus is effective, all interim consolidated financial statements and the accompanying management's discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

        A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

 CONSOLIDATED CAPITALIZATION

        There have been no material changes in the share and loan capital of the Corporation, on a consolidated basis, since the date of the unaudited interim consolidated financial statements of the Corporation as at and for the six month period ended June 30, 2011, which are incorporated by reference in the Prospectus, other than:

  •
  the issuance of 267,000 Common Shares as consideration for the purchase from a private company of a 1.5% gross overriding metal royalty encompassing seven mining claims which comprise a portion of Osisko Mining Corporation's Canadian Malartic project in Canada; and

  •
  the issuance of 550,000 Common Shares as consideration for the purchase from a private company of a 1.5% gross royalty (net of 0.5% buyback) covering certain property in the Red Lake district of northeastern Ontario owned by Rubicon Minerals Corporation.

DESCRIPTION OF EXISTING INDEBTEDNESS

        The Corporation entered into a syndicated bank credit facility (the "Credit Facility") on June 29, 2011 pursuant to which certain financial institutions (the "Lenders") have provided for a US$175 million unsecured revolving term credit facility that replaced a previous secured revolving credit facility. The Credit Facility matures and all indebtedness thereunder is due and payable on June 28, 2014. The Corporation has the option, with the consent of the Lenders representing at least 66 2/3%'s of the aggregate commitments under the Credit Facility, to extend the term for two additional one-year terms.

        The Lenders are each paid a stand-by fee at a rate that ranges between 0.30% and 0.50% on the unutilized portion of the Credit Facility, which is paid quarterly.

        Payment and performance of the obligations under the Credit Facility are guaranteed by certain of the Corporation's subsidiaries (the "Guarantors" and together with the Corporation and Franco-Nevada U.S. Corporation, each an "Obligor").

        The Credit Facility contains covenants that include certain limits on, among other things, the ability of an Obligor to create indebtedness, create liens, enter into related party transactions, dispose of assets, amend or alter their corporate status or amalgamate, make acquisitions, amend or terminate material contracts, make distributions or investments, issue equity or materially change their business. The Corporation is also required to maintain a minimum tangible net worth, a minimum interest coverage ratio and a maximum leverage ratio.

        Events of default under the Credit Facility include, among other things:

  •
  the failure to pay principal when due and payable or interest, fees or other amounts payable within three business days of such amounts becoming due and payable;

  •
  the breach by the Corporation of any financial covenant;

  •
  the breach by any Obligor of any other term, covenant or other agreement that is not cured within 20 banking days after written notice of the breach has been given to the Corporation;

  •
  a default under any other indebtedness of the Obligors if the effect of such default is to accelerate, or to permit the acceleration of, the due date of such indebtedness in an aggregate amount of US$25 million or more;

  •
  a cancellation or termination of, or the unenforceability of, certain material mineral royalties or oil and gas interests;

  •
  a change in control of the Corporation which is defined to occur upon (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group of persons, of equity interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of the Corporation, (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Corporation by persons who were neither nominated by a board of directors of the Corporation, nor appointed by directors so nominated, or (c) the acquisition of direct or indirect control of the Corporation by any person or group; and

  •
  various events relating to the bankruptcy or insolvency or winding-up, liquidation or dissolution or cessation of business of any Obligor.

        As at September 15, 2011, no amount was drawn down under the Credit Facility.

USE OF PROCEEDS

        Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of Securities for cash will be used for general corporate purposes, including funding resource royalty and stream acquisitions and other corporate development opportunities. Each Prospectus Supplement will contain specific information, if any, concerning the use of proceeds from that sale of Securities.

        All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the Corporation's general funds, unless otherwise stated in the applicable Prospectus Supplement.

PLAN OF DISTRIBUTION

        The Corporation may sell the Securities, separately or together, to or through underwriters or dealers purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, the purchase price or prices of the Securities and the proceeds to the Corporation from the sale of the Securities. Securities may be offered and issued in consideration for the acquisition (an "Acquisition") of other businesses, assets or securities by the Corporation or a subsidiary of the Corporation. The consideration for any such Acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

        The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Corporation.

        Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

        In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

        In connection with an Acquisition, Securities may be offered and issued at a deemed price or deemed prices determined either when the terms of the Acquisition are tentatively or finally agreed to, when the Acquisition is completed, when the Corporation issues the Securities or during some other negotiated period.

DESCRIPTION OF SHARE CAPITAL

        The authorized share capital of Franco-Nevada consists of an unlimited number of Common Shares and an unlimited number of Preferred Shares of which 127,695,078 Common Shares and no Preferred Shares were outstanding as of September 14, 2011.

Common Shares

        Each Common Share carries the right to one vote at all meetings of shareholders of Franco-Nevada. There are no special rights or restrictions of any nature attached to the Common Shares. All Common Shares rank equally as to dividends, voting powers and participation in assets upon liquidation of Franco-Nevada.

        The Common Shares are listed and posted for trading on the TSX and the NYSE under the symbol "FNV".

Preferred Shares

        The Preferred Shares may be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be fixed by resolution of the board of directors. The directors shall determine before the issue thereof the designations, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series including the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption and/or purchase prices and terms and conditions of redemption and/or purchase, any voting rights, any conversion rights and any sinking fund or other provisions.

        The Preferred Shares of each series will, with respect to payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares and over any other shares ranking junior to the Preferred Shares. The Preferred Shares of any series may also be given such other preferences over the Common Shares and over any other shares ranking junior to the Preferred Shares as may be fixed by the directors.

Warrants

        Franco-Nevada and its wholly-owned subsidiary Franco-Nevada GLW Holdings Corp. ("FN GLW") have outstanding certain warrants to purchase Common Shares, of which the following three classes are listed and posted for trading on the TSX.

  2012 Warrants

        The Corporation had outstanding as of September 14, 2011 5,749,349 warrants, each warrant entitling the holder to purchase one Common Share upon payment of C$32.00 until March 13, 2012 (the "2012 Warrants"). The 2012 Warrants are listed and posted for trading on the TSX under the symbol "FNV.WT".

  2017 Warrants

        The Corporation had outstanding as of September 14, 2011 5,750,000 warrants, each warrant entitling the holder to purchase one Common Share upon payment of C$75.00 until June 16, 2017 (the "2017 Warrants"). In addition, the Corporation has issued one special warrant which is exchangeable into 2,000,000 2017 Warrants upon the holder achieving certain permitting, development and financing criteria. The 2017 Warrants are listed and posted for trading on the TSX under the symbol "FNV.WT.A".

  2013 GLW Warrants

        FN GLW had outstanding as of September 14, 2011 25,999,998 warrants, each warrant entitling the holder to acquire, at the holder's election at the time of exercise, either 0.1556 of one Common Share or C$5.20 in cash, upon payment of C$10.00 until July 8, 2013 (the "2013 GLW Warrants"). The 2013 GLW Warrants are listed and posted for trading on the TSX under the symbol "FNV.WT.B".

TRADING PRICE AND VOLUME

        The following table sets forth the high and low prices and volumes for the Common Shares traded on the TSX for the preceding 12 month period and on the NYSE since the commencement of trading thereon on September 8, 2011.

	TSX			NYSE
	High	Low	Volume	High	Low	Volume
	C$	C$		US$	US$
2010
September	33.33	30.56	6,742,582	—	—	—
October	35.37	32.26	6,471,961	—	—	—
November	35.79	31.70	7,837,648	—	—	—
December	34.50	31.90	12,071,417	—	—	—
2011
January	33.34	27.75	11,518,773	—	—	—
February	33.20	27.95	15,382,834	—	—	—
March	36.85	32.82	9,611,270	—	—	—
April	38.38	34.89	7,687,866	—	—	—
May	37.66	34.78	5,725,641	—	—	—
June	37.71	35.39	8,061,856	—	—	—
July	40.49	35.50	9,601,937	—	—	—
August	44.26	38.49	14,003,079	—	—	—
September(1)	47.24	42.22	4,866,890	48.25	44.17	568,690

Note:

(1)
For the period September 1, 2011 to September 14, 2011 on the TSX and for the period September 8, 2011 to September 14, 2011 on the NYSE.

        The following table sets forth the high and low prices and volumes for the 2012 Warrants, 2017 Warrants and 2013 GLW Warrants traded on the TSX for the preceding 12 month period.

	2012 Warrants			2017 Warrants			2013 GLW Warrants
	High	Low	Volume	High	Low	Volume	High	Low	Volume
	C$	C$		C$	C$		C$	C$
2010
September	5.75	4.61	522,356	8.10	7.60	42,000	0.30	0.21	1,541,507
October	6.38	5.15	519,082	8.25	7.70	96,237	0.29	0.23	1,776,643
November	6.49	4.80	844,729	8.00	7.50	73,425	0.44	0.26	2,872,686
December	5.87	4.82	507,774	8.85	6.80	69,940	0.62	0.15	10,930,594
2011
January	5.37	2.78	858,259	7.10	5.80	68,475	0.36	0.16	3,945,708
February	4.59	2.88	641,014	6.20	5.80	72,785	0.19	0.11	1,920,220
March	6.23	4.06	1,231,599	6.20	5.90	154,779	0.28	0.19	646,040
April	7.50	5.18	1,002,258	6.50	6.05	33,579	0.24	0.16	2,044,753
May	6.99	5.05	794,921	6.21	5.80	54,550	0.215	0.16	2,198,100
June	6.59	4.78	487,701	6.25	6.05	16,460	0.18	0.14	163,366
July	8.60	4.91	757,893	6.20	5.99	1,614.565	0.21	0.125	1,333,879
August	12.49	7.00	1,258,348	8.71	6.01	134,530	0.39	0.19	3,247,224
September 1-14	15.15	10.50	577,893	8.22	7.25	121,290	0.68	0.355	2,047,989

PRIOR SALES

        During the 12 month period prior to the date of this Prospectus, the Corporation has issued Common Shares, or securities convertible into Common Shares, as follows.

Month of Issuance	Number of Securities Issued	Issue/Exercise Price	Reason for Issuance
		C$
2010
September	14,314	$9.26	Exercise of Moydow options
	85,000	$31.45	Grant of options
	316,436	—	Exercise of a special warrant issued in connection with the purchase of the Palmarejo royalty
	50,000	$15.20	Exercise of options
November	3,500	$15.20	Exercise of options
	6,000	$15.20	Exercise of options
	5,000	$33.12	Grant of options
December	15,000	$33.20	Grant of options
	33,081	—	Issuance of restricted share units
	34,355	$9.07	Exercise of Moydow options
2011
January	35,000	$15.61	Exercise of options
	6,668	$19.22	Exercise of options
March	5,000	$15.20	Exercise of options
	11,654,127	$33.70	Acquisition of Gold Wheaton
	23,340	$17.48	Exercise of Gold Wheaton options
April	300	$32.00	Exercise of 2012 Warrants
May	6,613	$16.06	Exercise of Gold Wheaton options
	50,000	$15.20	Exercise of options
	37,500	$15.20	Exercise of options
	10,114	$17.48	Exercise of Gold Wheaton options
	9,271	$31.39	Vesting of restricted share units

Month of Issuance	Number of Securities Issued	Issue/Exercise Price	Reason for Issuance
		C$
June	25,000	$15.61	Exercise of options
	50,000	$15.20	Exercise of options
	40,845	$16.87	Exercise of Gold Wheaton options
	2,000	$15.20	Exercise of options
July	267,000	$36.16	Acquisition of Osisko royalty
	5,000	$15.61	Exercise of options
	5,134	$17.36	Exercise of Gold Wheaton options
	66,908	$17.38	Exercise of Gold Wheaton options
	6,000	$16.07	Exercise of Gold Wheaton options
August	132,260	$17.48	Exercise of Gold Wheaton options
	10,000	$29.84	Exercise of options
	25,000	$20.55	Exercise of options
	100	$32.00	Exercise of 2012 Warrants
	10,114	$17.48	Exercise of Gold Wheaton options
	10,114	$17.48	Exercise of Gold Wheaton options
	9,670	$16.36	Exercise of Gold Wheaton options
	10,114	$17.48	Exercise of Gold Wheaton options
	4,294	$6.99	Exercise of Moydow options
	550,000	$42.24	Acquisition of Rubicon royalty
September	45,000	$15.20	Exercise of options
	10,000	$17.48	Exercise of Gold Wheaton options
	14,004	$17.48	Exercise of Gold Wheaton options
	3,000	$15.20	Exercise of options
	250	$32.00	Exercise of 2012 Warrants
	27,230	$37.92	Exercise of Gold Wheaton options

DIVIDEND POLICY

        Franco-Nevada has adopted a dividend policy to pay an adequate sustainable dividend as determined by its board of directors to qualify its shares for large generalist institutional funds. In July 2010, Franco-Nevada began to declare and pay monthly dividends initially in the amount of C$0.025 per share, which amount was increased to US$0.04 per share (US$0.48 on an annualized basis) commencing July 2011. It is anticipated that Franco-Nevada will continue to pay monthly dividends.

        The board of directors of the Corporation may change the dividend policy at any time at its sole discretion and there is no assurance that the Corporation will be able to pay any dividends or sustain any level of dividend payments.

DESCRIPTION OF DEBT SECURITIES

        This description sets forth certain general terms and provisions that would apply to any Debt Securities that Franco-Nevada may issue pursuant to this Prospectus. Franco-Nevada will provide particular terms and provisions of a series of Debt Securities, and a description of how the general terms and provisions described below may apply to that series, in a Prospectus Supplement.

        The Debt Securities will be issued under an indenture (the "Indenture") to be entered into between Franco-Nevada as issuer, and one or more trustees (the "Trustee") that will be named in a Prospectus Supplement to this Prospectus. The indenture will be subject to and governed by the U.S. Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture has been filed as an exhibit to Franco-Nevada's registration statement filed with the SEC. The following summary highlights some of the provisions of the Indenture, and may not contain all of the information that is important to a purchaser of Debt Securities. Wherever this section refers to particular provisions or defined terms of the Indenture, such provisions or defined terms are incorporated in this Prospectus by reference as part of the statement made, and the statement is qualified by such reference.

        Franco-Nevada may issue Debt Securities and incur additional indebtedness otherwise than through the offering of any Debt Securities pursuant to this Prospectus.

General

        The Indenture does not limit the amount of Debt Securities which Franco-Nevada may issue under the Indenture, and Franco-Nevada may issue Debt Securities in one or more series. Debt Securities may be denominated and payable in any currency. Franco-Nevada may offer no more than C$1,000,000,000 (or the equivalent in other currencies) in aggregate principal amount of Debt Securities pursuant to this Prospectus. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture permits Franco-Nevada, without the consent of the holders of any Debt Securities, to increase the principal amount of any series of Debt Securities that Franco-Nevada has previously issued under the Indenture and to issue such increased principal amount.

        The applicable Prospectus Supplement will set forth the terms relating to the Debt Securities offered by such Prospectus Supplement (the "Offered Securities"), including:

  •
  the specific designation of the Offered Securities; the aggregate principal amount of the Offered Securities; the price or prices at which the Offered Securities will be issued; the date or dates, if any, on which the Offered Securities will mature and the portion (if less than all of the principal amount) of the Offered Securities to be payable upon declaration of acceleration of maturity;

  •
  the rate or rates at which the Offered Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Offered Securities which are in registered form;

  •
  the terms and conditions under which Franco-Nevada may be obligated to redeem, repay or purchase the Offered Securities pursuant to any sinking fund or analogous provisions or otherwise;

  •
  the terms and conditions upon which Franco-Nevada may redeem the Offered Securities, in whole or in part, at its option;

  •
  the covenants and events of default applicable to the Offered Securities;

  •
  the terms and conditions for any conversion or exchange of the Offered Securities for any other securities;

  •
  whether the Offered Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Offered Securities which are in bearer form and as to exchanges between registered form and bearer form;

  •
  whether the Offered Securities will be issuable in the form of registered global securities ("Global Securities"), and, if so, the identity of the depositary for such registered Global Securities;

  •
  the denominations in which registered Offered Securities will be issuable, if other than denominations of US$1,000 and any multiple thereof, and the denominations in which bearer Offered Securities will be issuable, if other than US$5,000;

  •
  each office or agency where payments on the Offered Securities will be made (if other than the offices or agencies described under "Payment" below) and each office or agency where the Offered Securities may be presented for registration of transfer or exchange;

  •
  the currency in which the Offered Securities are denominated or the currency in which Franco-Nevada will make payments on the Offered Securities;

  •
  any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Offered Securities; and

  •
  any other terms of the Offered Securities which apply solely to the Offered Securities, or terms generally applicable to the Debt Securities which are not to apply to the Offered Securities.

        Unless otherwise indicated in the applicable Prospectus Supplement:

  •
  holders may not tender Debt Securities to Franco-Nevada for repurchase; and

  •
  the rate or rates of interest on the Debt Securities will not increase if Franco-Nevada becomes involved in a highly leveraged transaction or Franco-Nevada is acquired by another entity.

        Franco-Nevada may issue Debt Securities under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and, in such circumstances, Franco-Nevada will offer and sell those Debt Securities at a discount below their stated principal amount. Franco-Nevada will describe in the applicable Prospectus Supplement any Canadian and U.S. federal income tax consequences and other special considerations applicable to any discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes.

        Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities issued by Franco-Nevada will be direct, unconditional and unsecured obligations of Franco-Nevada and will rank equally among themselves and with all of Franco-Nevada's other unsecured, unsubordinated obligations, if any, except to the extent prescribed by law. Debt Securities issued by Franco-Nevada as unsecured, unsubordinated obligations will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of Franco-Nevada's subsidiaries.

        Franco-Nevada will agree to provide to the Trustee (i) annual reports containing audited financial statements, and (ii) quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

Payment

        Unless otherwise indicated in the applicable Prospectus Supplement, Franco-Nevada will make payments on registered Debt Securities (other than Global Securities) at the office or agency of Franco-Nevada maintained for such purpose, except that Franco-Nevada may choose to pay interest (i) by cheque mailed to the address of the person entitled to such payment as specified in the security register, or (ii) by wire transfer to an account located in the United States maintained by the person entitled to such payment as specified in the security register. Unless otherwise indicated in the applicable Prospectus Supplement, Franco-Nevada will pay any interest due on registered Debt Securities to the persons in whose name such registered Debt Securities are registered on the day or days specified by Franco-Nevada.

Registered Global Securities

        Registered Debt Securities of a series may be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement. Global Securities will be registered in the name of a financial institution Franco-Nevada selects, and the Debt Securities included in the Global Securities may not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the Global Securities is called the "Depositary". Any person wishing to own Debt Securities issued in the form of Global Securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that, in turn, has an account with the Depositary.

  Special Investor Considerations for Global Securities

        Franco-Nevada's obligations, as well as the obligations of the Trustee and those of any third parties employed by Franco-Nevada or the Trustee, run only to persons who are registered as holders of Debt Securities. For example, once Franco-Nevada makes payment to the registered holder, Franco-Nevada has no further responsibility for the payment even if that holder is legally required to pass the payment along to an investor but does not do so. As an indirect holder, an investor's rights relating to a Global Security will be governed by the account rules of the investor's financial institution and of the Depositary, as well as general laws relating to debt securities transfers.

        An investor should be aware that when Debt Securities are issued in the form of Global Securities:

  •
  the investor cannot have Debt Securities registered in his or her own name;

  •
  the investor cannot receive physical certificates for his or her interest in the Debt Securities;

  •
  the investor must look to his or her own bank or brokerage firm for payments on the Debt Securities and protection of his or her legal rights relating to the Debt Securities;

  •
  the investor may not be able to sell interests in the Debt Securities to some insurance companies and other institutions that are required by law to hold the physical certificates of Debt Securities that they own;

  •
  the Depositary's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the Global Security. Franco-Nevada and the Trustee will have no responsibility for any aspect of the Depositary's actions or for its records of ownership interests in the Global Security. Franco-Nevada and the Trustee also do not supervise the Depositary in any way; and

  •
  the Depositary will usually require that interests in a Global Security be purchased or sold within its system using same-day funds.

  Special Situations When Global Security Will be Terminated

        In a few special situations described below, a Global Security will terminate and interests in it will be exchanged for physical certificates representing Debt Securities. After that exchange, an investor may choose whether to hold Debt Securities directly or indirectly through an account at its bank or brokerage firm. Investors must consult their own banks or brokers to find out how to have their interests in Debt Securities transferred into their own names, so that they will be direct holders.

        The special situations for termination of a Global Security are:

  •
  when the Depositary notifies Franco-Nevada that it is unwilling, unable or no longer qualified to continue as Depositary (unless a replacement Depositary is named) and Franco-Nevada has not appointed a successor depository within 90 days; and

  •
  when and if Franco-Nevada decides not to have Debt Securities represented by a Global Security.

        The Prospectus Supplement may list situations for terminating a Global Security that would apply only to the particular series of Debt Securities covered by the Prospectus Supplement. When a Global

Security terminates, the Depositary (and not Franco-Nevada or the Trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

Events of Default

        The term "Event of Default" with respect to Debt Securities of any series means any of the following, unless otherwise indicated in the applicable Prospectus Supplement:

  (a)
  default in the payment of the principal of (or any premium on) any Debt Security of that series at its maturity;

  (b)
  default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

  (c)
  default in the deposit of any sinking fund payment when the same becomes due by the terms of the Debt Securities of that series;

  (d)
  default in the performance, or breach, of any other covenant or agreement of Franco-Nevada in the Indenture in respect of the Debt Securities of that series (other than a covenant or agreement for which default or breach is specifically dealt with elsewhere in the Indenture), where such default or breach continues for a period of 90 days after written notice to Franco-Nevada by the Trustee or to Franco-Nevada and the Trustee by the holders of at least 25% in principal amount of all outstanding Debt Securities affected thereby;

  (e)
  certain events of bankruptcy, insolvency or reorganization; or

  (f)
  any other Events of Default provided with respect to the Debt Securities of that series.

        If an Event of Default described in clause (a), (b) or (c) above occurs and is continuing with respect to Debt Securities of any series, then the Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may require the principal amount (or, if the Debt Securities of that series are original issue discount Debt Securities or indexed Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all the outstanding Debt Securities of that series and any accrued but unpaid interest on such Debt Securities to be due and payable immediately. If an Event of Default described in clause (d) or (f) above occurs and is continuing with respect to Debt Securities of one or more series, then the Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of all series affected thereby (as one class) may require the principal amount (or, if any of the Debt Securities of such affected series are original issue discount securities or indexed Debt Securities, such portion of the principal amount as may be specified in the terms of such affected series) of all the outstanding Debt Securities of such affected series and any accrued but unpaid interest on such Debt Securities shall be due and payable immediately. If an Event of Default described in clause (e) above occurs and is continuing, then the Trustee or the holders of not less than 25% in principal amount of all outstanding Debt Securities (as a class) may require the principal amount (or, if the Debt Securities or any series are original issue discount Debt Securities or indexed Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all the outstanding Debt Securities and any accrued but unpaid interest on such Debt Securities to be due and payable immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of such series (or of all series, as the case may be), by written notice to Franco-Nevada and the Trustee, may, under certain circumstances, rescind and annul such acceleration. The applicable Prospectus Supplement will contain provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount Debt Securities or indexed securities upon the occurrence of any Event of Default and the continuation thereof.

        The Trustee is not obligated to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders, unless the holders have offered to the Trustee reasonable security or indemnity. If the holders provide reasonable security or indemnity, the holders of a majority in principal amount of the outstanding Debt Securities of all series affected by an Event of Default may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of all series affected by such Event of Default.

        No holder of a Debt Security of any series will have any right to institute any proceedings, unless:

  •
  such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series;

  •
  the holders of at least 25% in principal amount of the outstanding Debt Securities of all series affected by such Event of Default have made written request and have offered reasonable indemnity to the Trustee to institute such proceedings as trustee; and

  •
  the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in the aggregate principal amount of outstanding Debt Securities of all series affected by such Event of Default a direction inconsistent with such request, within 60 days after such notice, request and offer.

        However, these limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of principal of, premium if any, or interest on such Security on or after the applicable due date of such payment.

        Franco-Nevada will be required to furnish to the Trustee annually an officers' certificate as to the performance of certain of its obligations under the Indenture and as to any default in such performance.

Defeasance

        As used herein, the term "defeasance" means discharge from some or all of its obligations under the Indenture with respect to Debt Securities of a particular series. If the terms of a particular series of Debt Security so provide, Franco-Nevada may deposit with the Trustee sufficient cash or government securities or a combination of thereof to pay the principal, interest, any premium and any other sums due to the stated maturity or a redemption date of the Debt Securities of a particular series, and then at its option:

  •
  Franco-Nevada will be discharged from its obligations with respect to the Debt Securities of such series with certain exceptions, and the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and replacement of lost, stolen or mutilated Debt Securities and certain other limited rights. Such holders may look only to such deposited funds or obligations for payment; or

  •
  Franco-Nevada will no longer be under any obligation to comply with certain covenants under the Indenture, and certain Events of Default will no longer apply to it. To exercise defeasance Franco-Nevada also must deliver, among other requirements set forth in the Indenture to the Trustee:

  •
  an opinion of U.S. counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities of the applicable series to recognize income, gain or loss for U.S. federal income tax purposes and that holders of the Debt Securities of that series will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

    •
    an opinion of Canadian counsel or a ruling from Canada Revenue Agency that there would be no such recognition of income, gain or loss for Canadian federal or provincial tax purposes and that holders of the Debt Securities of such series will be subject to Canadian federal and provincial income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

        In addition, no Event of Default with respect to the Debt Securities of the applicable series can have occurred and Franco-Nevada cannot be an insolvent person under the Bankruptcy and Insolvency Act (Canada). In order for U.S. counsel to deliver the opinion that would allow Franco-Nevada to be discharged from all of its obligations under the Debt Securities of any series, Franco-Nevada must have received from, or there must have been published by, the Internal Revenue Service a ruling, or there must have been a change in law so that the deposit and defeasance would not cause holders of the Debt Securities of such series to recognize income, gain or loss for U.S. federal income tax purposes and so that such holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred. In addition, in order for Canadian counsel to deliver the opinion that would allow Franco-Nevada to be discharged from all of its obligations under the Debt Securities of any series, Franco-Nevada must have received from the Canada Revenue Agency an advance income tax ruling, or there must have been a change in law, to the effect that the deposit and defeasance would not cause holders of the Debt Securities of such series to recognize income, gain or loss for Canadian federal or provincial income tax purposes and to the effect that such holders would be subject to Canadian federal and provincial income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred.

Modifications and Waivers

        Franco-Nevada may modify or amend the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series affected by such modification or amendment; provided, however, that Franco-Nevada must receive consent from the holder of each outstanding Debt Security of such affected series to:

  •
  change the stated maturity of the principal of, premium, if any, or interest on, such outstanding Debt Security;

  •
  reduce the principal amount of, premium, if any, or interest on such outstanding Debt Security;

  •
  reduce the amount of the principal payable upon the acceleration of the maturity of an outstanding original issue discount Debt Security;

  •
  change the place of payment or currency of payments on such outstanding Debt Security;

  •
  impair the right to institute suit for the enforcement of any payment on such outstanding Debt Security on or after its stated maturity or any redemption date with respect thereto;

  •
  reduce the percentage in principal amount of outstanding Debt Securities of such series, from which the consent of holders is required to modify or amend the Indenture or waive compliance with certain provisions of the Indenture or waive certain defaults; or

  •
  modify any provisions of the Indenture relating to modifying or amending the Indenture or waiving past defaults or covenants except as otherwise specified.

        The holders of a majority in principal amount of Debt Securities of any series may waive Franco-Nevada's compliance with certain restrictive provisions of the Indenture with respect to such series. The holders of a majority in principal amount of outstanding Debt Securities of all series with respect to which an Event of Default has occurred may waive any past default under the Indenture, except a default in the payment of the principal of, premium, if any, or interest on any Debt Security or in respect of any item listed above.

        The Indenture or the Debt Securities may be amended or supplemented, without the consent of any holder of such Debt Securities, in order to, among other things, cure any ambiguity or inconsistency or to make any change, in any case, that does not have a materially adverse effect on the rights of any holder of such Debt Securities.

Consent to Jurisdiction and Service

        Under the Indenture, Franco-Nevada will irrevocably appoint Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, New York 10036-8401 as its agent for service of process in any suit, action or proceeding arising out of or relating to the Indenture or the Debt Securities and for actions brought under U.S. federal or state securities laws brought in any U.S. federal or state court located in The City of New York, and will submit to such non-exclusive jurisdiction.

Governing Law

        The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

        The Trustee under the Indenture will be named in the applicable Prospectus Supplement.

DESCRIPTION OF WARRANTS

        The Corporation may issue Warrants to purchase Common Shares, Preferred Shares or Debt Securities. This section describes the general terms that will apply to any Warrants issued pursuant to this Prospectus. Warrants may be offered separately or together with other Securities and may be attached to or separate from any other Securities.

        Unless the applicable Prospectus Supplement otherwise indicates, each series of Warrants will be issued under a separate warrant indenture to be entered into between the Corporation and one or more banks or trust companies acting as Warrant agent. The Warrant agent will act solely as the agent of the Corporation and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants.

        The applicable Prospectus Supplement will include details of the warrant indentures, if any, governing the Warrants being offered. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set out in the applicable Prospectus Supplement. The Prospectus Supplement relating to any Warrants the Corporation offers will describe the Warrants and the specific terms relating to the offering. The description will include, where applicable:

  •
  the designation and aggregate number of Warrants;

  •
  the price at which the Warrants will be offered;

  •
  the currency or currencies in which the Warrants will be offered;

  •
  the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

  •
  the designation, number and terms of the Common Shares, Preferred Shares or Debt Securities, as applicable, that may be purchased upon exercise of the Warrants, and the procedures that will result in the adjustment of those numbers;

  •
  the exercise price of the Warrants;

  •
  the designation and terms of the Securities, if any, with which the Warrants will be offered, and the number of Warrants that will be offered with each Security;

  •
  if the Warrants are issued as a unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

  •
  any minimum or maximum amount of Warrants that may be exercised at any one time;

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

  •
  whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

  •
  material United States and Canadian federal income tax consequences of owning the Warrants; and

  •
  any other material terms or conditions of the Warrants.

        Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants. The Corporation may amend the warrant indenture(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

        The Corporation may issue Subscription Receipts, separately or together, with Common Shares, Preferred Shares, Debt Securities or Warrants, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement. This section describes the general terms that will apply to any Subscription Receipts that may be offered by the Corporation pursuant to this Prospectus.

        The applicable Prospectus Supplement will include details of the subscription receipt agreement covering the Subscription Receipts being offered. A copy of the subscription receipt agreement relating to an offering of Subscription Receipts will be filed by the Corporation with securities regulatory authorities in Canada and the United States after it has been entered into by the Corporation. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

  •
  the number of Subscription Receipts;

  •
  the price at which the Subscription Receipts will be offered and whether the price is payable in instalments;

  •
  conditions to the exchange of Subscription Receipts into Common Shares, Preferred Shares, Debt Securities or Warrants, as the case may be, and the consequences of such conditions not being satisfied;

  •
  the procedures for the exchange of the Subscription Receipts into Common Shares, Preferred Shares, Debt Securities or Warrants;

  •
  the number of Common Shares, Preferred Shares or Warrants that may be exchanged upon exercise of each Subscription Receipt;

  •
  the aggregate principal amount, currency or currencies, denominations and terms of the series of Debt Securities that may be exchanged upon exercise of each Subscription Receipt;

  •
  the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

  •
  the dates or periods during which the Subscription Receipts may be exchanged into Common Shares, Preferred Shares, Debt Securities or Warrants;

  •
  terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

  •
  material United States and Canadian federal income tax consequences of owning the Subscription Receipts;

  •
  any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and

  •
  any other material terms and conditions of the Subscription Receipts.

        Subscription Receipt certificates will be exchangeable for new Subscription Receipt certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities subject to the Subscription Receipts.

INTERESTS OF EXPERTS

        The following are the technical reports prepared in accordance with NI 43-101 from which certain technical and scientific information contained in this Prospectus (including the documents incorporated by reference) was derived:

  •
  Goldstrike Complex—"Franco-Nevada Corporation NI 43-101 Technical Report Goldstrike Properties Royalty, Elko, NV" dated March 24, 2011 prepared by SRK under the supervision of and endorsed by Dr. Neal Rigby, CEng, MIMMM, PhD, Corporate Consultant Mining, who is a "qualified person" for the purposes of NI 43-101; and

  •
  Palmarejo Project—"Palmarejo Project SW Chihuahua State, Mexico Technical Report" dated January 1, 2011 prepared by Coeur under the supervision Mr. Daniel Thompson, Manager of Technical Services, P.E., Stonegate Agricom, Ltd., Mr. Michael Maslowski, Assistant General Manager, Coeur Mexicana S.A. de C.V. and Mr. Keith Blair, Manager, Applied Geoscience LLC, each of whom is a "qualified person" for the purposes of NI 43-101.

        In addition, GLJ Petroleum Consultants Ltd. prepared a report in accordance with the requirements of NI 51-101—Standards of Disclosure for Oil and Gas Activities dated March 3, 2011, with an effective date of December 31, 2010, providing a reserve assessment and evaluation in respect of the Corporation's producing oil and gas assets in British Columbia, Alberta, Saskatchewan and Manitoba.

        This technical information is included in this Prospectus in reliance on authority of those persons as experts in these matters.

        To the knowledge of the Corporation, each of these experts held less than 1% of the outstanding Common Shares of the Corporation at the time of the preparation of the reports and/or at the time of the preparation of the technical information contained or incorporated by reference in this Prospectus. None of the aforementioned firms or persons, nor any directors, officers or employees of such firms, are currently, or are expected to be elected, appointed or employed as, a director, officer or employee of the Corporation, or of any associate or affiliate of the Corporation.

        The audited consolidated financial statements of the Corporation for the financial year ended December 31, 2010 and the reconciliation from Canadian GAAP to US GAAP of such statements are incorporated herein by reference in reliance on the reports each dated March 24, 2011 of PricewaterhouseCoopers LLP given their authority as experts in accounting and auditing.

        The reconciliation from Canadian GAAP to US GAAP of the audited consolidated financial statements of Gold Wheaton for the years ended December 31, 2009 and 2008 are incorporated herein by reference in reliance on the report dated July 27, 2011 of Deloitte & Touche LLP. Deloitte & Touche LLP, Chartered Accountants of Vancouver, Canada are the independent auditors of Gold Wheaton and are independent of Gold Wheaton within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of Common Shares acquired pursuant to this document.

        This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares. Each prospective holder of Common Shares should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership and disposition of Common Shares.

        No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

  Authorities

        This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the "Canada-U.S. Tax Convention"), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

  U.S. Holders

        For purposes of this summary, the term "U.S. Holder" means a beneficial owner of Common Shares acquired pursuant to this offering that is for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the U.S.;

  •
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

  Non-U.S. Holders

        For purposes of this summary, a "non-U.S. Holder" is a beneficial owner of Common Shares that is not a U.S. Holder. This summary does not address the U.S. federal income tax consequences to non-U.S. Holders arising from and relating to the acquisition, ownership, and disposition of Common Shares. Accordingly, a non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences (including the potential application of and operation of any income tax treaties) relating to the acquisition, ownership, and disposition of Common Shares.

  U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

        This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) U.S. Holders that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) U.S. Holders that have a "functional currency" other than the U.S. dollar; (e) U.S. Holders that own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquired Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); or (h) U.S. Holders that own or have owned (directly, indirectly, or by attribution) 10% or more of the total combined voting power of the outstanding shares of the Corporation. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada) (the "Tax Act"); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Common Shares in connection with carrying on a business in Canada;

(d) persons whose Common Shares constitute "taxable Canadian property" under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership and disposition of Common Shares.

        If an entity or arrangement that is classified as a partnership (or other "pass-through" entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such owner. Partners (or other owners) of entities or arrangements that are classified as partnerships or as "pass-through" entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.

Passive Foreign Investment Company Rules

        If the Corporation were to constitute a "passive foreign investment company" under the meaning of Section 1297 of the Code (a "PFIC", as defined below) for any year during a U.S. Holder's holding period, then certain different and potentially adverse U.S. federal income tax rules will affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of Common Shares. The Corporation believes that it was classified as a PFIC during the tax year ended December 31, 2010 and based on current business plans and financial expectations, the Corporation expects that it will be a PFIC for the current tax year and may be a PFIC in future tax years. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this Prospectus. Accordingly, there can be no assurance that the IRS will not challenge any determination made by the Corporation (or a Subsidiary PFIC, as defined below) concerning its PFIC status. Each U.S. Holder should consult its own tax advisor regarding the PFIC status of the Corporation and any Subsidiary PFIC.

  PFIC Status of the Corporation

        The Corporation generally will be a PFIC if, for a tax year, (a) 75% or more of the gross income of the Corporation is passive income (the "income test") or (b) 50% or more of the value of the Corporation's assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the "asset test"). "Gross income" generally includes all sales revenues less the cost of goods sold, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

        Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all (85% or more) of a foreign corporation's commodities are stock in trade or inventory, real and depreciable property used in a trade or business, or supplies regularly used or consumed in a trade or business, and certain other requirements are satisfied.

        For purposes of the PFIC income test and asset test described above, if the Corporation owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Corporation will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and asset test described above, and assuming certain other requirements are met, "passive income" does not include certain interest, dividends, rents, or royalties that are received or accrued by the Corporation from certain "related persons" (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

        Under certain attribution rules, if the Corporation is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of the Corporation's direct or indirect equity interest in any company that is also a PFIC (a "Subsidiary PFIC"), and will be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC upon the sale of the shares of the Corporation, and their proportionate share of (a) any excess distributions on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Corporation or by another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. Accordingly, U.S. Holders should be aware that they could be subject to tax even if no distributions from the Corporation are received and no redemptions or other dispositions of shares are made.

  Default PFIC Rules Under Section 1291 of the Code

        If the Corporation is a PFIC for any tax year during which a U.S. Holder owns Common Shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of Common Shares will depend on whether and when such U.S. Holder makes an election to treat the Corporation and each Subsidiary PFIC, if any, as a "qualified electing fund" or "QEF" under Section 1295 of the Code (a "QEF Election") or a mark-to-market election under Section 1296 of the Code (a "Mark-to-Market Election"). A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a "Non-Electing U.S. Holder."

        A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to (a) any gain recognized on the sale or other taxable disposition of Common Shares and (b) any excess distribution received on the Common Shares. A distribution generally will be an "excess distribution" to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder's holding period for the Common Shares, if shorter).

        Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Common Shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any "excess distribution" received on Common Shares, must be ratably allocated to each day in a Non-Electing U.S. Holder's holding period for the respective Common Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income. The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as "personal interest," which is not deductible.

        If the Corporation is a PFIC for any tax year during which a Non-Electing U.S. Holder holds Common Shares, the Corporation will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether the Corporation ceases to be a PFIC in one or more subsequent tax years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such Common Shares were sold on the last day of the last tax year for which the Corporation was a PFIC.

  QEF Election

        A U.S. Holder that makes a timely and effective QEF Election for the first tax year in which its holding period of its Common Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Common Shares. A U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder's pro rata share of (a) the net capital gain of the Corporation, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the Corporation, which will be taxed as ordinary income to such U.S. Holder. Generally, "net capital gain" is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and "ordinary earnings" are the excess of (a) "earnings and profits" over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Corporation is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Corporation. However, for any tax year in which the Corporation is a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as "personal interest," which is not deductible.

        A U.S. Holder that makes a timely and effective QEF Election with respect to the Corporation generally (a) may receive a tax-free distribution from the Corporation to the extent that such distribution represents "earnings and profits" of the Corporation that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder's tax basis in the Common Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Common Shares.

        The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as "timely" if such QEF Election is made for the first year in the U.S. Holder's holding period for the Common Shares in which the Corporation was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely and effective QEF Election for the first year in the U.S. Holder's holding period for the Common Shares, the U.S. Holder may still be able to make a timely and effective QEF Election in a subsequent year if such U.S. Holder also makes a "purging" election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Common Shares were sold for their fair market value on the day the QEF Election is effective.

        If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

        A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Corporation ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Corporation is not a PFIC. Accordingly, if the Corporation becomes a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which the Corporation qualifies as a PFIC.

        For each tax year that the Corporation qualifies as a PFIC, the Corporation: (a) intends to make available to U.S. Holders, upon their written request a "PFIC Annual Information Statement" as described in Treasury Regulation Section 1.1295-1(g) (or any successor Treasury Regulation) and (b) upon written request, use commercially reasonable efforts to provide all additional information that such U.S. Holder is required to obtain in connection with maintaining such QEF Election with regard to the Corporation or any of its Subsidiary PFICs. The Corporation may elect to provide such information on its website (www.franco-nevada.com).

        A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if the Corporation cannot provide the required information with regard to the Corporation or any of its Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

  Mark-to-Market Election

        A U.S. Holder may make a Mark-to-Market Election only if the Common Shares are marketable stock. The Common Shares generally will be "marketable stock" if the Common Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to section 11A of the Securities and Exchange Act of 1934, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be "regularly traded" for any calendar year during which such stock is traded, other than in de minimus quantities, on at least 15 days during each calendar quarter. Provided that the Common Shares are "regularly traded" as described in the preceding sentence, the Common Shares are expected to be marketable stock.

        A U.S. Holder that makes a Mark-to-Market Election with respect to its Common Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Common Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder's holding period for the Common Shares or such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Common Shares.

        A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Corporation is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Common Shares, as of the close of such tax year over (b) such U.S. Holder's tax basis in such Common Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder's adjusted tax basis in the Common Shares, over (b) the fair market value of such Common Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

        A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder's tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Common Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

        A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Common Shares cease to be "marketable stock" or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

        Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Common Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC.

  Other PFIC Rules

        Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Common Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which Common Shares are transferred.

        Certain additional adverse rules will apply with respect to a U.S. Holder if the Corporation is a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example under Section 1298(b)(6) of the Code, a U.S. Holder that uses Common Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Common Shares.

        Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

        In addition, in any year in which the Corporation is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. This new filing requirement is in addition to pre-existing reporting obligations that may apply to a U.S. Holder if the Corporation were classified as a PFIC. Pursuant to recent IRS guidance, this new filing requirement has been temporarily suspended in certain (but not all) cases pending release of revised IRS Form 8621. Additional guidance is also expected regarding the specific information that will be required to be reported on revised IRS Form 8621. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file a revised IRS Form 8621 (after such form is released) for prior taxable years in which the obligation to file such form was suspended.

        The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.

Ownership and Disposition of Common Shares to the Extent that the PFIC Rules do not Apply

        The following discussion is subject to the rules described above under the heading "Passive Foreign Investment Company Rules."

  Distributions on Common Shares

        A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated "earnings and profits" of the Corporation, as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if the Corporation is a PFIC. To the extent that a distribution exceeds the current and accumulated "earnings and profits" of the Corporation, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares. (See "Sale or Other Taxable Disposition of Common Shares" below). However, the Corporation may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Corporation with respect to the Common Shares will constitute ordinary dividend income. Dividends received on Common Shares generally will not be eligible for the "dividends received deduction". In addition, the Corporation does not anticipate that its distributions will constitute qualified dividend income eligible for the preferential tax rates applicable to long-term capital gains. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

  Sale or Other Taxable Disposition of Common Shares

        Upon the sale or other taxable disposition of Common Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the U.S. dollar value of cash received plus the fair market value of any property received and such U.S. Holder's tax basis in such Common Shares sold or otherwise disposed of. A U.S. Holder's tax basis in Common Shares generally will be such holder's U.S. dollar cost for such shares. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the Common Shares have been held for more than one year.

        Preferential tax rates apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Considerations

  Additional Tax on Passive Income

        For tax years beginning after December 31, 2012, certain individuals, estates and trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on "net investment income" including, among other things, dividends and net gain from disposition of property (other than property held in a trade or business). U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of Common Shares.

  Receipt of Foreign Currency

        The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Common Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

  Foreign Tax Credit

        Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

        Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder's U.S. federal income tax liability that such U.S. Holder's "foreign source" taxable income bears to such U.S. Holder's worldwide taxable income. In applying this limitation, a U.S. Holder's various items of income and deduction must be classified, under complex rules, as either "foreign source" or "U.S. source." Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the Common Shares that is treated as a "dividend" may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

  Backup Withholding and Information Reporting

        Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, recently enacted legislation generally imposes new U.S. return disclosure obligations (and related penalties) on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of $50,000. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at a domestic financial institution. However, pursuant to recent IRS guidance, these new reporting requirements have been temporarily suspended pending release of IRS Form 8938. Additional guidance is also expected regarding the specific information that will be required to be reported on IRS Form 8938. For example, it is expected that U.S. Holders that report certain information related to their investments in PFIC on Form 8621 will not be required to duplicate this same duplicative information on Form 8938. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns under these rules, including the requirement to file an

IRS Form 8938 (after such form is released) for prior tax years in which the obligation to file such form was suspended.

        Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, Common Shares will generally be subject to information reporting and backup withholding tax, at the rate of 28% (increasing to 31% for payments made after December 31, 2012), if a U.S. Holder (a) fails to furnish such U.S. Holder's correct U.S. taxpayer identification number (generally on Form W-9), (b) is notified by the IRS that such U.S. Holder has previously failed to properly report interest and dividend income, or (c) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax, and that such U.S. Holder is a U.S. person. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of Gowling Lafleur Henderson LLP, counsel to the Corporation, the following is a general summary of the principal Canadian federal income tax considerations generally applicable under the Tax Act to a holder who acquires Common Shares or Warrants as beneficial owner pursuant to the Prospectus and who, at all relevant times, for the purposes of the Tax Act, holds such Common Shares or Warrants as capital property, deals at arm's length with the Corporation, is not affiliated with the Corporation, does not report its Canadian tax results in a currency other than the Canadian currency and, for purposes of the Tax Act, is not, and is not deemed to be, a resident of Canada and has not and will not use or hold or be deemed to use or hold the Common Shares or Warrants in or in the course of carrying on business in Canada (a "Non-Resident Holder"). Special rules, which are not discussed below, may apply to a non-resident of Canada that is an insurer which carries on business in Canada and elsewhere.

        The Common Shares and Warrants will generally be considered capital property to a Non-Resident Holder unless either (i) the Non-Resident Holder holds the Common Shares or Warrants in the course of carrying on a business of buying and selling securities or (ii) the Non-Resident Holder deals with the Common Shares or Warrants in a transaction or transactions considered to be an adventure in the nature of trade.

        The term "US Holder," for the purposes of this summary, means a Non-Resident Holder who, for purposes of the Canada-U.S. Tax Convention, is at all relevant times a resident of the United States and is a "qualifying person" within the meaning of the Canada-U.S. Tax Convention and does not use or hold and is not deemed to use or hold the Common Shares or Warrants in connection with carrying on a business in Canada through a permanent establishment in Canada. In some circumstances, persons deriving amounts through fiscally transparent entities (including limited liability companies) may be entitled to benefits under the Canada-U.S. Tax Convention. US Holders are urged to consult with their own tax advisors to determine their entitlement to benefits under the Canada-U.S. Tax Convention based on their particular circumstances.

        This summary is based on the current provisions of the Tax Act, the regulations thereunder (the "Regulations"), the current provisions of the Canada-U.S. Tax Convention and counsel's understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the "CRA") publicly available prior to the date hereof.

        This summary also takes into account all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (collectively, the "Proposed Tax Amendments"). No assurances can be given that the Proposed Tax Amendments will be enacted or will be enacted as proposed. Other than the Proposed Tax Amendments, this summary does not take into account or anticipate any changes in law or the administration policies or assessing practice of CRA, whether by judicial, legislative, governmental or administrative decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from those discussed herein.

        This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder and no representations with respect to the income tax consequences to any particular holder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective investors in Common Shares or Warrants should consult their own tax advisors with respect to their own particular circumstances.

Currency Conversion

        For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Common Shares and Warrants, including interest, dividends, adjusted cost base and proceeds of disposition must be converted into Canadian dollars based on the relevant exchange rate applicable on the effective date (as determined in accordance with the Tax Act) of the related acquisition, disposition or recognition of income.

Exercise on Expiry of Warrants

        No gain or loss will be realized by a Non-Resident Holder on the exercise of a Warrant.

        Upon expiry of an unexercised Warrant, generally a Non-Resident Holder will realize a capital loss equal to the adjusted cost base thereof to such holder. One-half of any capital loss may be deducted, subject to certain limitations, against relevant taxable capital gains in the year of disposition or the three preceding years or any subsequent year in accordance with the detailed provisions in the Tax Act.

Disposition of Common Shares and Warrants

        A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of the Common Shares or Warrants, unless the Common Shares or Warrants constitute "taxable Canadian property" (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention. As long as the Common Shares are then listed on a designated stock exchange (which currently includes the TSX and the NYSE), the Common Shares and the Warrants generally will not constitute taxable Canadian property of a Non-Resident Holder, unless at any time during the 60-month period immediately preceding the disposition (i) the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm's length, or the Non-Resident Holder together with all such persons, owned or was considered to own 25% or more of the issued shares of any class or series of shares of the capital stock of the Corporation, and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly, from one or any combination of real or immovable property situated in Canada, "Canadian resource properties", "timber resource properties" (each as defined in the Tax Act), and options in respect of or interests in, or for civil law rights in, any such properties (whether or not such property exists).

        Even if the Common Shares or Warrants are taxable Canadian property to a Non-Resident Holder, any capital gain realized on the disposition or deemed disposition of such Common Shares or Warrants may not be subject to Canadian federal income tax pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of such Non-Resident Holder.

        A Non-Resident Holder whose Common Shares or Warrants are taxable Canadian property should consult their own advisors.

Dividends on Common Shares

        Under the Tax Act, dividends paid or credited on the Common Shares to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividends. This withholding tax may be reduced pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of a Non-Resident Holder. Under the Canada-U.S. Tax Convention, a Non-Resident Holder that is a US Holder will generally be subject to Canadian withholding tax at a rate of 15% of the amount of such dividends. In addition, under the Canada-U.S. Tax Convention, dividends may be exempt from such Canadian withholding tax if paid to certain US Holders that are qualifying religious, scientific, literary, educational or charitable tax-exempt organizations or qualifying trusts, companies, organizations or arrangements operated exclusively to administer or provide pension, retirement or employee benefits that are exempt from tax in the United States and that have complied with specific administrative procedures.

RISK FACTORS

        Prospective purchasers of Securities should carefully consider the risk factors contained in and incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and those described in a Prospectus Supplement relating to a specific offering of Securities.

        Discussions of certain risks affecting the Corporation in connection with its business are provided in the Corporation's disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this Prospectus.

LEGAL MATTERS

        Certain legal matters relating to the offering of Securities hereunder will be passed upon on behalf of the Corporation by Gowling Lafleur Henderson LLP with respect to Canadian legal matters and by Dorsey & Whitney LLP with respect to U.S. legal matters. At the date hereof, the partners and associates of Gowling Lafleur Henderson LLP, as a group, and the partners and associates of Dorsey & Whitney LLP, as a group, each beneficially own, directly or indirectly, less than one per cent of any outstanding securities of the Corporation or any associate or affiliate of the Corporation.

AUDITORS, TRANSFER AGENT AND REGISTRAR

        The auditor of the Corporation is PricewaterhouseCoopers LLP, Chartered Accountants, Suite 3000, Toronto-Dominion Centre, 77 King Street West, Toronto, Ontario M5K 1G8. PricewaterhouseCoopers LLP is independent of the Corporation within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Ontario.

        The transfer agent and registrar for the Common Shares of the Corporation is Computershare Investor Services Inc. at its principal office in Toronto.

ENFORCEMENT OF CERTAIN CIVIL LIABILITIES

        The Corporation is incorporated under the laws of Canada and its principal place of business is in Canada. Most of the Corporation's directors and officers, and some of the experts named in this Prospectus, are residents of Canada, and all or a substantial portion of their assets, and a substantial portion of the Corporation's assets, are located outside the United States. The Corporation has appointed an agent for service of process in the United States but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon the

Corporation or those directors, officers and experts who are not residents of the United States. Investors should not assume that a Canadian court would enforce a judgement of a United States court obtained in an action against the Corporation or such other persons predicated on the civil liability provisions of the United States federal securities laws or the securities or "blue sky" laws of any state within the United States or would enforce, in original actions, liabilities against the Corporation or such persons predicated on the United States federal securities laws or any such state securities or "blue sky" laws. The Corporation's Canadian counsel has advised the Corporation that a monetary judgment of a United States court predicated solely upon the civil liability provisions of United States federal securities laws would likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. The Corporation cannot provide assurance that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

        The Corporation filed with the SEC, concurrently with its registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed Corporation Services Company as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court arising out of or relating to or concerning an offering of Securities under this Prospectus.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: the documents set out under the heading "Documents Incorporated by Reference"; the consents of auditors, engineers, geologists and counsel; the powers of attorney from the directors and certain officers of the Corporation; and the form of Indenture. A copy of the form of warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

 PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

        Under the Canada Business Corporations Act (the "CBCA"), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful. The indemnification may be made in connection with an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the Registrant or other entity as described above only with court approval. The aforementioned individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual's association with the Registrant or other entity as described above if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual described above ought to have done provided the individual fulfills the conditions set out above. The Registrant may advance moneys to an individual described above for the costs, charges and expenses of a proceeding described above; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above.

        By-law No. 1 of the Registrant provides that the Registrant agrees to indemnify each director and officer of the Registrant, each former director and officer of the Registrant and each individual who acts or acted at the Registrant's request as a director or officer, or each individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. Subject to the limitations contained in the CBCA, the by-law of the Registrant provides that the Registrant, may purchase and maintain insurance as the board of directors of the Registrant may from time to time determine for the benefit of a director or officer of the Registrant, each former director and officer of the Registrant and each individual who acts or acted at the Registrant's request as a director or officer, or each individual acting in a similar capacity, of another entity.

        Additionally, By-law No. 1 provides that no director or officer shall be liable (i) for the acts, receipts, neglects or defaults of any other director, officer, employee, or agent, (ii) for joining in any receipt or other act for conformity, (iii) for any loss, damage or expense happening to the Registrant through the insufficiency or deficiency of title to any property acquired for or on behalf of the Registrant, (iv) for the insufficiency or deficiency of any security in or upon which any of the moneys of the Registrant shall be invested, (v) for any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person with whom any of the moneys, securities or effects of the Registrant shall be deposited, (vi) for any loss occasioned by any error of judgment or oversight on the part of that person, (vii) for any other loss, damage or misfortune whatever which happen in the execution of the duties of that person's office or in relation thereto, unless the same are occasioned by that person's own willful neglect or default.

        The Registrant's indemnity applies only to the extent that the individual seeking indemnity acted honestly and in good faith with a view to the best interest of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in similar capacity at the Registrant's request; and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful. The Registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding. The individual shall repay the moneys if the individual does not fulfill the conditions set out above.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

EXHIBITS

Exhibit	Description
4.1	Annual Information Form of the Registrant dated as of March 24, 2011 for the fiscal year ended December 31, 2010, (incorporated by reference to exhibit 99.1 to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)
4.2
Audited Consolidated Financial Statements of the Registrant as at December 31, 2010 and 2009, together with the notes thereto and the Independent Auditors' Report thereon to Shareholders dated March 24, 2011 and the audited supplemental schedule entitled "Franco-Nevada Canadian-U.S GAAP reconciliation 2010, 2009, 2008", together with the notes thereto and the Independent Auditor's Report thereon to the Board of Directors dated March 24, 2011 (incorporated by reference to exhibit 99.2 and exhibit 99.5, respectively, to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)
4.3
Management's Discussion and Analysis for the fiscal year ended December 31, 2010 (incorporated by reference to exhibit 99.3 to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)
4.4
Unaudited Interim Consolidated Financial Statements of the Registrant as at and for the three and six months ended June 30, 2011, together with the notes thereto (incorporated by reference to exhibit 99.10 to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)
4.5
Management's Discussion and Analysis of the Registrant for the three and six months ended June 30, 2011 (incorporated by reference to exhibit 99.11 to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)
4.6
Management Information Circular of the Registrant dated April 1, 2011 in connection with the Registrant's annual and special meeting of shareholders held on May 18, 2011 (incorporated by reference to exhibit 99.21 to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)
4.7
Material Change Report of the Registrant dated January 11, 2011 in respect of the entry into a definitive arrangement agreement between the Registrant and Gold Wheaton Gold Corp. pursuant to which the Registrant would acquire the issued Gold Wheaton Gold Corp. common shares it did not already own (incorporated by reference to exhibit 99.53 to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)
4.8
Material Change Report of the Registrant dated March 18, 2011 in respect of the completion of the plan of arrangement between the Registrant and Gold Wheaton Gold Corp. (incorporated by reference to exhibit 99.52 to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)
4.9
Business Acquisition Report dated March 22, 2011 relating to the acquisition of Gold Wheaton Corp. ("Business Acquisition Report") (incorporated by reference to exhibit 99.57 to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)
4.10
Reconciliation from Canadian GAAP to U.S. GAAP of the unaudited interim consolidated financial statements of Gold Wheaton Gold Corp. included in the Business Acquisition Report for the nine months ended September 30, 2010 and 2009 (incorporated by reference to exhibit 99.58 to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)

Exhibit		Description
4.11		Audited reconciliation from Canadian GAAP to U.S. GAAP of the audited consolidated financial statements of Gold Wheaton Gold Corp. included in the Business Acquisition Report for the years ended December 31, 2009 and 2008, together with the independent auditor's report thereon (incorporated by reference to exhibit 99.59 to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)
4.12
Unaudited reconciliation of differences between Canadian GAAP to U.S. GAAP on the pro forma consolidated financial information included in the Business Acquisition Report for the nine months ended September 30, 2010 and the year ended December 31, 2009 (incorporated by reference to exhibit 99.60 to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)
5.0		Consent of PricewaterhouseCoopers LLP
5.1		Consent of D. Thompson
5.2		Consent of M. Maslowski
5.3		Consent of K. Blair
5.4		Consent of SRK Consulting (U.S.), Inc.
5.5		Consent of Dr. N. Rigby
5.6		Consent of GLJ Petroleum Consultants Ltd.
5.7		Consent of Coeur D'Alene Mines Corp.
5.8		Consent of Deloitte & Touche LLP
5.9		Consent of Gowling Lafleur Henderson LLP
6.1	*	Powers of Attorney
7.1	*	Form of Indenture (if debt securities are offered by a supplement to this Registration Statement, the Company will file with the Commission a trustee's Statement of Eligibility on Form T-1).

*
Previously filed

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking.

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process.

  (a)
  Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

  (b)
  Any change to the name or address of the Registrant's agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada, on this 15th day of September, 2011.

FRANCO-NEVADA CORPORATION
By:	/s/ David Harquail
	Name:	David Harquail
	Title:	President & Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David Harquail David Harquail	President, Chief Executive Officer and Director (Principal Executive Officer)	September 15, 2011
/s/ Sandip Rana Sandip Rana	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2011
* Pierre Lassonde	Director and Chairman	September 15, 2011
* Derek Evans	Director	September 15, 2011
* Graham Farquharson	Director	September 15, 2011
* Louis Gignac	Director	September 15, 2011
* Randall Oliphant	Director	September 15, 2011
* David Peterson	Director	September 15, 2011

*By:	/s/ David Harquail
	Name:	David Harquail
Attorney-in-Fact

III-2

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on this 15th day of September, 2011.

FRANCO-NEVADA U.S. CORPORATION
By:	/s/ Stephen Alfers
	Name:	Stephen Alfers
	Title:	President and Chief of U.S. Operations

III-3

 EXHIBIT INDEX

Exhibit	Description
4.1	Annual Information Form of the Registrant dated as of March 24, 2011 for the fiscal year ended December 31, 2010, (incorporated by reference to exhibit 99.1 to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)
4.2
Audited Consolidated Financial Statements of the Registrant as at December 31, 2010 and 2009, together with the notes thereto and the Independent Auditors' Report thereon to Shareholders dated March 24, 2011 and the audited supplemental schedule entitled "Franco-Nevada Canadian-U.S. GAAP reconciliation 2010, 2009, 2008", together with the notes thereto and the Independent Auditor's Report thereon to the Board of Directors dated March 24, 2011 (incorporated by reference to exhibit 99.2 and 99.5, respectively, to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)
4.3
Management's Discussion and Analysis for the fiscal year ended December 31, 2010 (incorporated by reference to exhibit 99.3 to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)
4.4
Unaudited Interim Consolidated Financial Statements of the Registrant as at and for the three and six months ended June 30, 2011, together with the notes thereto (incorporated by reference to exhibit 99.10 to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)
4.5
Management's Discussion and Analysis of the Registrant for the three and six months ended June 30, 2011 (incorporated by reference to exhibit 99.11 to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)
4.6
Management Information Circular of the Registrant dated April 1, 2011 in connection with the Registrant's annual and special meeting of shareholders held on May 18, 2011 (incorporated by reference to exhibit 99.21 to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)
4.7
Material Change Report of the Registrant dated January 11, 2011 in respect of the completion of the plan of arrangement between the Registrant and Gold Wheaton Gold Corp. (incorporated by reference to exhibit 99.53 to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)
4.8
Material Change Report of the Registrant dated March 18, 2011 in respect of the entry into a definitive arrangement agreement between the Registrant and Gold Wheaton Gold Corp. pursuant to which the Registrant would acquire the issued Gold Wheaton Gold Corp. common shares it did not already own (incorporated by reference to exhibit 99.52 to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)
4.9
Business Acquisition Report dated March 22, 2011 relating to the acquisition of Gold Wheaton Corp. (incorporated by reference to exhibit 99.57 to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)
4.10
Reconciliation from Canadian GAAP to U.S. GAAP of the unaudited interim consolidated financial statements of Gold Wheaton Gold Corp. included in the Business Acquisition Report for the nine months ended September 30, 2010 and 2009 (incorporated by reference to exhibit 99.58 to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)

Exhibit		Description
4.11		Audited reconciliation from Canadian GAAP to U.S. GAAP of the audited consolidated financial statements of Gold Wheaton Gold Corp. included in the Business Acquisition Report for the years ended December 31, 2009 and 2008, together with the independent auditor's report thereon (incorporated by reference to exhibit 99.59 to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)
4.12
Unaudited reconciliation of differences between Canadian GAAP to U.S. GAAP on the pro forma consolidated financial information included in the Business Acquisition Report for the nine months ended September 30, 2010 and the year ended December 31, 2009 (incorporated by reference to exhibit 99.60 to the Registrant's Registration Statement on Form 40-F, filed with the Commission on August 26, 2011, as amended on August 26, 2011)
5.0		Consent of PricewaterhouseCoopers LLP
5.1		Consent of D. Thompson
5.2		Consent of M. Maslowski
5.3		Consent of K. Blair
5.4		Consent of SRK Consulting (U.S.), Inc.
5.5		Consent of Dr. N. Rigby
5.6		Consent of GLJ Petroleum Consultants Ltd.
5.7		Consent of Coeur D'Alene Mines Corp.
5.8		Consent of Deloitte & Touche LLP
5.9		Consent of Gowling Lafleur Henderson LLP
6.1	*	Powers of Attorney
7.1	*	Form of Indenture (if debt securities are offered by a supplement to this Registration Statement, the Company will file with the Commission a trustee's Statement of Eligibility on Form T-1).

*
Previously filed.

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PART I INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
TABLE OF CONTENTS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION
TECHNICAL AND THIRD PARTY INFORMATION
AVAILABLE INFORMATION
CAUTIONARY NOTE REGARDING MINERAL AND OIL AND GAS RESERVE AND RESOURCE ESTIMATES
FINANCIAL INFORMATION
EXCHANGE RATE INFORMATION
COMMODITY PRICE INFORMATION
THE CORPORATION
DOCUMENTS INCORPORATED BY REFERENCE
CONSOLIDATED CAPITALIZATION
DESCRIPTION OF EXISTING INDEBTEDNESS
USE OF PROCEEDS
PLAN OF DISTRIBUTION
DESCRIPTION OF SHARE CAPITAL
TRADING PRICE AND VOLUME
PRIOR SALES
DIVIDEND POLICY
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF SUBSCRIPTION RECEIPTS
INTERESTS OF EXPERTS
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
RISK FACTORS
LEGAL MATTERS
AUDITORS, TRANSFER AGENT AND REGISTRAR
ENFORCEMENT OF CERTAIN CIVIL LIABILITIES
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
  Item 1. Undertaking.
  Item 2. Consent to Service of Process.
SIGNATURES
AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX